Exhibit 99.2

Contact:	Media Relations
	Jeanmarie McFadden	Jennifer Sala	Mika Watanabe
	212 762 6901	212 762 6885	+81 3 5424 5019

For Immediate Release

Morgan Stanley Announces Plan to Pursue Global Strategic Alliance with Mitsubishi UFJ Financial Group

NEW YORK, September 22, 2008 – Morgan Stanley today announced that it has entered into a letter of intent to pursue a strategic alliance with Mitsubishi UFJ Financial Group, Inc. (“MUFG”), Japan’s largest banking group and the world’s second largest bank holding company with $1.1 trillion in bank deposits.

The letter of intent relates to an investment in Morgan Stanley that would eventually reach 20 percent of its equity on a fully diluted basis. The investment would be based on Morgan Stanley’s book value as agreed upon completion of satisfactory due diligence. Upon the closing, a representative of MUFG will join the Morgan Stanley board.

In addition to further strengthening the Firm’s capital position, this alliance would benefit Morgan Stanley and MUFG by providing each with a valuable strategic partner as it seeks to enhance its global footprint and capture financial services opportunities around the world. Morgan Stanley was granted approval yesterday by the U.S. Federal Reserve Board of Governors to become a Federal Bank Holding Company.

John J. Mack, Morgan Stanley’s Chairman and Chief Executive Officer, said, “This strategic alliance with Mitsubishi UFJ can put Morgan Stanley in an even stronger position as we look to realize the opportunities we see in the rapidly changing financial marketplace. As one of the largest commercial banks in the world, Mitsubishi UFJ would be a valuable partner as we transition to a bank holding company and build our bank services and deposit base. This alliance also would build on Morgan Stanley’s deep ties and market leadership in Japan and throughout Asia, and help us to continue growing our business in this critically important region. We would be honored to welcome a distinguished bank like Mitsubishi UFJ as a long-term investor and strategic partner of Morgan Stanley, and we would look forward to working closely with them to strengthen both of our businesses.”

The letter of intent is nonbinding and subject to definitive documentation and due diligence. The closing of the transaction would be subject to regulatory approvals and other customary conditions.

The Company’s common stock to be sold in the proposed private placement transaction will not at the time of issuance be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services. The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 35 countries. For further information about Morgan Stanley, please visit www.morganstanley.com.

The information above contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. The Company’s actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, regulatory actions or changes, and the risk that the proposed private placement transaction is not successfully completed. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's Quarterly Reports on Forms 10-Q and other items throughout the Form 10-K, Forms 10-Q and the Company's 2008 Current Reports on Form 8-K.

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